Exhibit 99.2

Vantage Group Holdings Ltd.

For the three months ended March 31, 2026, and 2025

Vantage Group Holdings Ltd.
Table of Contents

Vantage Group Holdings Ltd.

CONSOLIDATED BALANCE SHEETS

(Expressed in 000’s U.S. dollars, except number of shares and per share amounts)

	(Unaudited)
	March 31, 2026	December 31, 2025
ASSETS
Fixed maturity securities available for sale, at fair value (amortized cost - $2,689,738 and $2,587,814 at March 31, 2026, and December 31, 2025, respectively)	$2,685,196	$2,610,599
Fixed maturity security held to maturity, at amortized cost	7,500	7,500
Short-term investments, at fair value	49,529	44,738
Total investments	2,742,225	2,662,837
Cash and cash equivalents	296,844	309,431
Restricted cash	14,443	4,517
Accrued investment income	19,532	20,438
Premiums receivable	764,492	635,767
Reinsurance recoverable on paid and unpaid losses	570,090	531,466
Prepaid reinsurance premiums	397,671	391,919
Deferred acquisition costs	168,745	125,777
Fee income receivable	41,326	39,998
Funds held by third parties	61,372	55,781
Other assets	83,595	83,613
Total assets	$5,160,335	$4,861,544

LIABILITIES
Reserves for claims and claim expenses	$2,061,237	$1,942,748
Unearned premiums	1,338,944	1,183,003
Reinsurance balances payable	245,222	236,081
Other liabilities	74,508	99,249
Total liabilities	3,719,911	3,461,081

COMMITMENTS AND CONTINGENCIES (NOTE 10)

SHAREHOLDERS’ EQUITY
Common shares, $10.00 par value, 150,000,000 shares authorized, 123,666,492 and 123,666,492 shares issued and outstanding at March 31, 2026, and December 31, 2025, respectively	1,236,665	1,236,665
Additional paid-in capital	44,440	42,455
Retained earnings	159,446	94,171
Accumulated other comprehensive (loss) income	(7,823)	19,568
Total Vantage Group Holdings Ltd. shareholders’ equity	1,432,728	1,392,859
Noncontrolling interest	7,696	7,604
Total equity	1,440,424	1,400,463
Total liabilities and shareholders’ equity	$5,160,335	$4,861,544

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

Vantage Group Holdings Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in 000’s U.S. dollars)

	(Unaudited)
	Three months ended	Three months ended
	March 31, 2026	March 31, 2025
Revenues
Net earned premiums	$285,034	$236,725
Net investment income	34,215	26,008
Net realized losses on investments	(550)	(242)
Fee and other income (loss)	16,102	(11,131)
Total revenues	334,801	251,360

Expenses
Claims and claim expenses incurred, net	163,845	156,671
Acquisition expenses, net	53,124	41,324
General and administrative expenses	40,605	41,915
Other expenses	5,050	2,600
Total expenses	262,624	242,510

Income before income taxes	72,177	8,850
Provision for income taxes	6,810	1,836
Net income	65,367	7,014
Less: Net income attributable to noncontrolling interest	92	112
Net income attributable to Vantage Group Holdings Ltd.	$65,275	$6,902

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

Vantage Group Holdings Ltd.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Expressed in 000’s U.S. dollars)

	(Unaudited)
	Three months ended	Three months ended
	March 31, 2026	March 31, 2025
Net income	$65,367	$7,014
Other comprehensive (loss) income
Change in net unrealized (gains) losses on investments, net of tax	(27,391)	21,230
Total other comprehensive (loss) income	(27,391)	21,230
Total comprehensive income	$37,976	$28,244

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

Vantage Group Holdings Ltd.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Expressed in 000’s U.S. dollars)

(Unaudited)
	Three months ended March 31, 2026
	Common shares	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Noncontrolling interest	Total
Balance as of December 31, 2025	$1,236,665	$42,455	$94,171	$19,568	$7,604	$1,400,463
Stock based compensation expense	-	1,985	-	-	-	1,985
Other comprehensive loss	-	-	-	(27,391)	-	(27,391)
Net income	-	-	65,275	-	92	65,367
Balance as of March 31, 2026	$1,236,665	$44,440	$159,446	$(7,823)	$7,696	$1,440,424

	Three months ended March 31, 2025
	Common shares	Additional paid-in capital	Retained deficit	Accumulated other comprehensive loss	Noncontrolling interest	Total
Balance as of December 31, 2024	$1,235,671	$35,536	$(102,870)	$(27,161)	$3,010	$1,144,186
Issuance of common shares	488	(488)	-	-	-	-
Distributions from noncontrolling interest	-	-	-	-	(112)	(112)
Stock based compensation expense	-	2,019	-	-	-	2,019
Other comprehensive income	-	-	-	21,230	-	21,230
Net income	-	-	6,902	-	112	7,014
Balance as of March 31, 2025	$1,236,159	$37,067	$(95,968)	$(5,931)	$3,010	$1,174,337

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

Vantage Group Holdings Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in 000’s U.S. dollars)

	(Unaudited)
	Three months ended	Three months ended
	March 31, 2026	March 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$65,367	$7,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	(312)	936
Net realized losses on investments	550	242
Stock-based compensation expense	1,985	2,019
Net gains on foreign exchange	(777)	(6,439)
Change in:
Accrued investment income	906	(1,085)
Premiums receivable	(130,648)	(156,074)
Reinsurance recoverable on paid and unpaid losses	(38,624)	(34,414)
Prepaid reinsurance premiums	(5,752)	(16,508)
Deferred acquisition costs	(42,968)	(56,916)
Fee income receivable	(1,328)	12,251
Funds held by third parties	(5,591)	730
Other assets	(733)	(2,216)
Reserves for claims and claim expenses	121,117	138,983
Unearned premiums	155,941	206,372
Reinsurance balances payable	9,213	10,190
Payable for investments purchased	-	6,343
Other liabilities	(24,741)	(4,668)
Net cash provided by operating activities	103,605	106,760

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed maturity securities	(230,416)	(333,595)
Sales of fixed maturity securities	7,358	9,063
Maturities, calls, and paydowns of fixed maturity securities	122,064	72,018
Net change in short term investments	(4,832)	-
Acquisition of property and equipment	(440)	(140)
Net cash used in investing activities	(106,266)	(252,654)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to noncontrolling interest	-	(112)
Net cash used in financing activities	-	(112)

Net decrease in cash, cash equivalents, and restricted cash	(2,661)	(146,006)

Cash, cash equivalents, and restricted cash—beginning of year	313,948	356,445
Cash, cash equivalents, and restricted cash—end of year	$311,287	$210,439

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

Vantage Group Holdings Ltd.

Notes to Consolidated Financial Statements (Unaudited)

1. Nature of Operations

Vantage Group Holdings Ltd. (the “Company” or “Vantage” or “we” or “our”) is a privately held Bermuda-exempted company that provides property, casualty, and specialty (re)insurance through its wholly owned subsidiaries and provides underwriting services to a registered collateralized insurer and segregated accounts company in Bermuda. The Company was incorporated on July 28, 2020, and is majority owned by funds managed by The Carlyle Group, Inc. (“Carlyle”) and Hellman & Friedman LLC (“H&F”). The Company’s principal operating subsidiaries, located in Bermuda and the United States, are described below:

Vantage Risk Ltd. (“VRL”), a Bermuda domiciled company, provides property, casualty, and specialty (re)insurance on a worldwide basis.

Vantage Risk Specialty Insurance Company (“VRSIC”), domiciled in Delaware, is a property and casualty insurance company which operates as an excess and surplus lines insurance company.

Vantage Risk Assurance Company (“VRAC”), domiciled in Delaware, is a property and casualty insurance company which writes business on an admitted basis in 49 U.S. states.

On December 17, 2025, a subsidiary of Howard Hughes Holdings Inc. entered into a definitive agreement to acquire 100% of the Company from the Company’s current shareholders, including Carlyle and H&F. The transaction is expected to close in the second quarter of 2026, subject to customary regulatory approvals.

2. Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These statements do not include all of the information and notes required by GAAP for complete financial statements. The interim financial data as of March 31, 2026 and for the three months ended March 31, 2026 is unaudited. In the opinion of management, the interim data includes all adjustments necessary for a fair statement of the results for the interim period. The unaudited interim consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries and any variable interest entity (“VIE”) in which the Company is considered to be the primary beneficiary. All intercompany transactions and balances are eliminated in consolidation. Operating results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate actual results could differ, possibly materially, from those estimates. Amounts are presented in United States of America (“U.S.”) Dollars. Certain prior period amounts have been reclassified to conform to the 2026 presentation.

Recent Accounting Pronouncements

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU updates the capitalization framework for internal-use software development costs to reflect current development practices. It replaces the concept of project stages with a recognition threshold based on whether completion is probable. The ASU also modifies guidance for website development costs and aligns disclosure requirements for capitalized software costs with those for property, plant, and equipment.

The ASU is effective for all entities for fiscal years, including interim periods, beginning after December 15, 2027. Early adoption is permitted. Entities may apply the guidance using a prospective, retrospective or modified transition approach. The Company is currently evaluating the potential impact of the new standard on its financial statements and anticipates finishing this evaluation before the effective date.

3. Investments

The following tables present the cost or amortized cost, gross unrealized gains and losses, fair value and credit allowance of the Company’s available-for-sale (“AFS”) fixed maturity securities as of the dates indicated:

March 31, 2026	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Credit Allowance
($ in thousands)
U.S. Government	$158,978	$409	$(532)	$158,855	$-
Asset-backed	426,516	2,185	(694)	428,007	-
U.S. Agencies	25,202	103	(738)	24,567	-
Mortgage-backed	908,059	2,840	(16,470)	894,429	-
U.S. Corporate	1,133,873	14,377	(6,268)	1,141,982	-
Foreign Governments	870	-	(4)	866	-
Municipalities	36,240	327	(77)	36,490	-
Total	$2,689,738	$20,241	$(24,783)	$2,685,196	$-

December 31, 2025	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Credit Allowance
($ in thousands)
U.S. Government	$162,501	$1,279	$(269)	$163,511	$-
Asset-backed	423,806	3,988	(443)	427,351	-
U.S. Agencies	48,443	145	(862)	47,726	-
Mortgage-backed	788,470	5,707	(11,280)	782,897	-
U.S. Corporate	1,121,579	27,093	(2,962)	1,145,710	-
Foreign Governments	871	-	-	871	-
Municipalities	42,144	526	(137)	42,533	-
Total	$2,587,814	$38,738	$(15,953)	$2,610,599	$-

The cost or amortized cost and estimated fair values of AFS fixed maturity securities, by remaining maturity are presented below. Expected maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

March 31, 2026	Cost or Amortized Cost	Fair Value
($ in thousands)
Due in one year or less	$151,971	$151,514
Due after one year through five years	658,654	661,931
Due after five years through ten years	498,351	504,414
Due after ten years	46,187	44,901
Total	1,355,163	1,362,760
Asset-backed	426,516	428,007
Mortgage-backed securities	908,059	894,429
Total	$2,689,738	$2,685,196

The following table presents the fair value and unrealized losses of the Company’s AFS fixed maturity securities, aggregated by investment category and length of time that individual securities were in a continuous unrealized loss position, for which no valuation allowance for expected credit loss has been recorded, as of the dates indicated:

	Less than 12 months		12 Months or More		Total
March 31, 2026	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
($ in thousands)
U.S. Government	$73,136	$(289)	$15,604	$(243)	$88,740	$(532)
Asset-backed	119,012	(441)	14,599	(253)	133,611	(694)
U.S. Agencies	-	-	18,245	(738)	18,245	(738)
Mortgage-backed	541,410	(7,145)	105,579	(9,325)	646,989	(16,470)
U.S. Corporate	263,012	(4,362)	62,291	(1,906)	325,303	(6,268)
Foreign Governments	866	(4)	-	-	866	(4)
Municipalities	-	-	6,028	(77)	6,028	(77)
Total	$997,436	$(12,241)	$222,346	$(12,542)	$1,219,782	$(24,783)

	Less than 12 months		12 Months or More		Total
December 31, 2025	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
($ in thousands)
U.S. Government	$13,341	$(17)	$15,596	$(252)	$28,937	$(269)
Asset-backed	80,427	(218)	3,044	(225)	83,471	(443)
U.S. Agencies	-	-	41,386	(862)	41,386	(862)
Mortgage-backed	228,833	(2,024)	110,521	(9,256)	339,354	(11,280)
U.S. Corporate	85,421	(883)	82,250	(2,079)	167,671	(2,962)
Municipalities	977	(3)	11,561	(134)	12,538	(137)
Total	$408,999	$(3,145)	$264,358	$(12,808)	$673,357	$(15,953)

Total gross unrealized losses represented approximately 2.0% and 2.4% of the aggregate fair value of the related securities as of March 31, 2026, and December 31, 2025, respectively. The total gross unrealized losses are comprised of 701 and 448 individual securities as of March 31, 2026, and December 31, 2025, respectively. The Company concluded that for these securities, the gross unrealized losses during the three months ended March 31, 2026, and March 31, 2025, were related to noncredit factors and therefore, did not recognize any credit-related losses during the related periods. Additionally, the Company currently does not intend to and is not required to sell these investments prior to an anticipated recovery in value.

The following table presents the gross realized gains and gross realized losses from sales of our AFS fixed maturity securities during the periods indicated:

	Three months ended March 31, 2026	Three months ended March 31, 2025
($ in thousands)
Gross realized gains from sales	$123	$2
Gross realized losses from sales	$(562)	$(264)

The following table presents the unrealized gains (losses) for the Company’s AFS fixed maturity securities, net of tax, as the date indicated:

	Three months ended March 31, 2026	Three months ended March 31, 2025
($ in thousands)
Net unrealized losses	$(4,542)	$(5,931)
Deferred income taxes	(3,281)	—
Net unrealized losses, after tax	$(7,823)	$(5,931)

Net Investment Income

The components of net investment income are as follows during the periods indicated:

	Three months ended March 31, 2026	Three months ended March 31, 2025
($ in thousands)
Fixed maturity securities AFS	$31,487	$22,923
Fixed maturity securities HTM	249	264
Short term investments, cash and other	3,071	3,390
Gross investment income	34,807	26,577
Investment expenses	(592)	(569)
Net investment income	$34,215	$26,008

Pledged Investments

As of March 31, 2026, and December 31, 2025, the Company had restricted assets comprised of cash and cash equivalents and fixed maturity investments of $334.1 million and $345.5 million, respectively, that were pledged during the normal course of business.

4. Fair Value Measurements

Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between open market participants at the measurement date.

FASB ASC Topic “Fair Value Measurements and Disclosures” prescribes a fair value hierarchy that prioritizes the inputs to the respective valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to valuation techniques that use at least one significant input that is unobservable (Level 3). The three levels of the fair value hierarchy are described below:

•	Fair values determined by Level 1 inputs utilize unadjusted quoted prices obtained from active markets for identical assets or liabilities for which the Company has access at the measurement date. The fair value is determined by multiplying the quoted price by the quantity held by the Company.
•	Fair values determined by Level 2 inputs utilize attributes (other than quoted prices included in Level 1) that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals, broker quotes and certain pricing indices; and
•	Level 3 inputs are based all or in part on significant unobservable attributes for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. In these cases, significant management assumptions are used to establish management’s best estimate of the assumptions used by other market participants in determining the fair value of the asset or liability.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement of the asset. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and the Company considers factors specific to the asset.

In order to determine if a market is active or inactive for a security, a number of factors are considered, including, but not limited to, the spread between what a seller is asking for a security and what a buyer is bidding for the same security, the volume of trading activity for the security in question, the price of the security compared to its par value (for fixed maturity investments), and other factors that may be indicative of market activity.

There have been no material changes in the valuation techniques, nor have there been any transfers into or out of Level 3 during the years presented in these unaudited interim consolidated financial statements. Below is a summary of the assets that are measured at fair value on a recurring basis as of the dates indicated:

March 31, 2026	Level 1	Level 2	Level 3	Total
($ in thousands)
Fixed maturity securities
U.S. Government	$-	$158,855	$-	$158,855
Asset-backed	-	428,007	-	428,007
U.S. Agencies	-	24,567	-	24,567
Mortgage-Backed	-	894,429	-	894,429
U.S. Corporate	-	1,141,982	-	1,141,982
Foreign Governments	-	866	-	866
Municipalities	-	36,490	-	36,490
Short term investments	-	49,529	-	49,529
Total	$-	$2,734,725	$-	$2,734,725

December 31, 2025	Level 1	Level 2	Level 3	Total
($ in thousands)
Fixed maturity securities
U.S. Government	$-	$163,511	$-	$163,511
Asset-backed	-	427,351	-	427,351
U.S. Agencies	-	47,726	-	47,726
Mortgage-Backed	-	782,897	-	782,897
U.S. Corporate	-	1,145,710	-	1,145,710
Foreign Governments	-	871	-	871
Municipalities	-	42,533	-	42,533
Short term investments	-	44,738	-	44,738
Total	$-	$2,655,337	$-	$2,655,337

Level 1 and 3 Securities

The Company had no Level 1 or 3 securities as of March 31, 2026, and December 31, 2025, respectively.

Level 2 Securities

The Company values Level 2 securities using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for the Company’s Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The Company uses the following observable market inputs (“standard inputs”), listed in the approximate order of priority, in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data.

The following describes the significant inputs generally used to determine the fair value of the Company’s fixed maturity securities by asset class:

U.S. government and government agency securities – U.S. government and government agencies and authorities’ securities are priced by the Company’s independent pricing service utilizing standard inputs.

Asset-backed securities – valuations provided by independent pricing services, substantially all through index providers and pricing vendors with an immaterial amount through broker-dealers. The fair values of these securities are generally determined through the use of pricing models which use spreads to determine the appropriate average life of the securities. These spreads are generally obtained from the new issue market, secondary trading and from broker-dealers who trade in the relevant security market.

U.S. Corporate securities – valuations provided by independent pricing services, substantially all through index providers and pricing vendors with an immaterial amount through broker-dealers. The fair values of these securities are generally determined using the spread above the risk-free yield curve. These spreads are generally obtained from the new issue market, secondary trading and from broker-dealers who trade in the relevant security market.

Foreign government securities – valuations provided by independent pricing services, with all prices provided through index providers and pricing vendors. The fair values of these securities are generally based on international indices or valuation models which include daily observed yield curves, cross-currency basis index spreads and country credit spreads.

Municipal securities – valuations provided by independent pricing services, with all prices provided through index providers and pricing vendors. The fair values of these securities are generally determined using spreads obtained from broker dealers who trade in the relevant security market, trade prices and the new issue market.

Short-term investments - valuations provided by independent pricing services, generally determined using the spread above the risk-free yield curve.

Valuation models used by independent pricing services can change from period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security.

Financial Instruments Disclosed, But Not Carried, at Fair Value

The Company uses various financial instruments in the normal course of its business. The Company’s (re)insurance contracts are excluded from the fair value of financial instruments accounting guidance, unless the Company elects the fair value option. The carrying values of cash and cash equivalents, accrued investment income, certain other assets, certain other liabilities, and other financial instruments approximated their fair values. The fair value of the fixed maturity security HTM was $9.5 million, as of December 31, 2025. The fair value was based on an internal model that incorporates maturity date (expected in 2028), scheduled interest payments and a net present value factor, and is considered a Level 3 measurement.

Fair value measurements on a non-recurring basis

The Company measures the fair value of certain assets on a non-recurring basis, generally quarterly, annually or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include certain fixed assets and intangible assets.

5. Variable Interest Entities and Noncontrolling Interests

AdVantage Reinsurance Bermuda Ltd.

Effective December 14, 2020, AdVantage Reinsurance Bermuda Ltd. (f/k/a AdVantage Retro I Ltd.) (“AdVantage”) was incorporated under the laws of Bermuda and is a registered Collateralized Insurer and Segregated Accounts Company. AdVantage operates utilizing segregated accounts to maintain separation of investor funds.

AdVantage is considered a VIE because it has equity at risk with non-substantive voting rights.

AV0002

As of March 31, 2026, and December 31, 2025, the Company held a 50% participating, non-voting interest in a segregated account (“AV0002”). As of March 31, 2026, and December 31, 2025, the Company is the primary beneficiary of AV0002, and it has power over the activities that most significantly impact the economic performance of the account. As a result, the Company consolidates AV0002, and all intercompany transactions have been eliminated.

As of March 31, 2026, the Company’s consolidated balance sheet included total assets and liabilities attributable to AV0002 of $30.2 million (including $23.9 million of cash and cash equivalents) and $13.5 million respectively. As of December 31, 2025, the Company’s consolidated balance sheet included total assets and liabilities attributable to AV0002 of $30.2 million (including $23.7 million of cash and cash equivalents) and $13.7 million, respectively. The results of AV0002 are recorded a quarter in arrears due to the availability of financial information.

The Company accounts for the portion of AV0002 equity attributable to third party investors in the shareholders’ equity section of its consolidated balance sheets as noncontrolling interest. The noncontrolling ownership in AV0002 preference shares was approximately 50% at March 31, 2026 and December 31, 2025. The portion of AV0002 income attributable to third party investors is recorded in the consolidated statements of operations in net income attributable to noncontrolling interest.

AV0004, AV0005 and AV0006

AdVantage formed segregated accounts AV0004 (“AV0004”), AV0005 (“AV0005”), and AV0006 (“AV0006” and each of AV0004, AV0005, and AV0006, a “Segregated Account”) in connection with third-party investors on November 15, 2023, November 1, 2024, & October 30, 2025 respectively. Pursuant to separate Reinsurance Services Agreements among an applicable Segregated Account, AdVantage, VRL and AdVantage Capital Advisors Ltd., a registered and licensed insurance agent in Bermuda (“ACA”), VRL (in the case of AV0004 only) and ACA sourced risk on behalf of such Segregated Account, to match the risk and return appetite of the applicable third-party investors. As of March 31, 2026, separate quota share arrangements between each Segregated Account and VRL represented a variable interest of the Company in AV0004, AV0005, and AV0006; however, the Company is not the primary beneficiary of AV0004, AV0005 or AV0006, so they are not consolidated by the Company.

There are three revenue components for the Company associated with AV0004, AV0005, and AV0006:

•	AV0004, AV0005, AV0006 cede to VRL, and VRL assumes from them a 2.2% quota share of AV0004, AV0005and AV0006’s liabilities and premiums under each reinsurance agreement entered into by AV0004, AV0005, and AV0006 that is sourced by VRL or ACA pursuant to the applicable Reinsurance Services Agreement, subject to a cap.
•	VRL and ACA provide certain underwriting and related services to AV0004 and ACA provides certain underwriting services to AV0005 and AV0006, and each Segregated Account pays VRL and/or ACA, as applicable, a fixed quarterly fee based on such Segregated Account’s share capital and reinsurance capital deployed.
•	AV0004, AV0005, and AV0006 may also pay VRL and/or ACA, as applicable, a variable fee based on their performance calculated one month following the earlier of (i) the end of the last-expiring risk period under all relevant reinsurance agreements and (ii) commutation of all relevant reinsurance agreements. This variable fee will be trued up every three months thereafter until final amounts are known.

The 2.2% quota share contracts are recorded as assumed premiums and recognized ratably over the term of the underlying reinsurance agreements. The quarterly fees for services provided to AV0004, AV0005, and AV0006 are recognized over time in the period the relevant services are provided on a proportional basis that corresponds to the time elapsed on the applicable underlying reinsurance contract term. The variable fee was considered fully constrained and thus the transaction price at inception was zero. Management revisited this estimate at the reporting date and accrued for fees likely to be achievable.

For the three months ended March 31, 2026, net earned premiums include $1.6 million for AV0005 and $1.3 million for AV0006 related to the 2.2% quota share agreements. For the three months ended March 31, 2026, fee and other income (losses) includes $9.2 million for AV0005 and $6.8 million for AV0006 related to fixed and variable fees. For the three months ended March 31, 2025, net earned premiums include $1.6 million for AV0004 and $1.5 million for AV0005 related to the 2.2% quota share agreements. For the three months ended March 31, 2025, fee and other income (losses) includes $(15.3) million for AV0004 and $2.8 million for AV0005 related to fixed and variable fees.

Because AdVantage is an independent company, the assets of AdVantage can be used only to settle obligations of AdVantage and AdVantage is solely responsible for its own liabilities and commitments. The Company’s financial exposure to AdVantage is limited to its investment in AdVantage’s preference shares, VRL’s participation on a stop-loss reinsurance arrangement provided to AV0002, VRL’s quota share arrangements provided to AV0004, AV0005 and AV0006, and counterparty credit risk (mitigated by collateral) arising from certain reinsurance cessions from VRL to AV0002. The Company has not provided any financial or other support to AdVantage that it is not contractually required to provide.

6. Reserves for claims and claim expenses

The Company believes the most significant accounting judgment made by management is its estimate of claims and claim expense reserves. Claims and claim expense reserves comprise case and IBNR reserves.

As claims and claim expense reserves are estimates, the Company’s actual losses incurred may be more or less than the Company’s previously developed estimates, which is referred to as either unfavorable or favorable development, respectively.

The following table presents a reconciliation of claims and claim expense reserves during the periods indicated:

	Three months ended March 31, 2026	Three months ended March 31, 2025
($ in thousands)
Reserve for claims and claim expenses, as of beginning of period	$1,942,748	$1,423,343
Reinsurance recoverable, as of beginning of period(2)	518,051	378,655
Reserve for claims and claim expenses, net of reinsurance recoverable, as of beginning of period	1,424,697	1,044,688
Net losses incurred during the year related to:
Current period	163,993	153,044
Prior period	(148)	3,627
Total net losses incurred	163,845	156,671
Net losses paid during the year related to:
Current period	3,844	7,048
Prior period	73,384	43,781
Total net losses paid	77,228	50,829
Foreign exchange (gains) losses(1)	(2,628)	3,001
Reserve for claims and claim expenses, net of reinsurance recoverable, as of end of period	1,508,686	1,153,531
Reinsurance recoverable, as of end of period(2)	552,551	405,794
Reserve for claims and claim expenses, as of end of period	$2,061,237	$1,559,325

(1)	Reflects the impact of the foreign exchange revaluation of the reserve for claims and claim expenses, net of reinsurance recoverable, denominated in non-U.S. dollars as at the balance sheet date.
(2)	Excludes reinsurance recoverable on paid losses of $17.5 million and $13.4 million as of March 31, 2026, and December 31, 2025, respectively.

7. Shareholders’ Equity

The Company did not declare dividends during the three and twelve months ended March 31, 2026, or December 31, 2025, respectively.

8. Stock Based Compensation

Under the Vantage Group Holdings Ltd. 2020 Share Incentive Plan, as amended, the Company is authorized to issue up to 23,725,000 common shares to eligible persons. The Company may grant awards based on shares of its common stock, including stock options, restricted stock units, and deferred stock units. To date, there have been two types of stock option awards: founders grants and employee grants. The founders grants fully vested on an accelerated schedule linked to financial metrics which were met in 2024.

No stock options were exercised, and no shares were issued in connection with any option awards during the three months ended March 31, 2026. During the three months ended March 31, 2025, no stock options were granted and 17,015 options were exercised with a weighted average price of $9.00.

9. Commitments, Contingencies and Other Items

Contingencies

The Company may become involved in a variety of litigation and legal and regulatory proceedings relating to its business operations and, from time to time, it may become involved in other actions.

If necessary, the Company will establish an accrued liability for certain legal and regulatory proceedings. As of March 31, 2026, and December 31, 2025, no accrued liability was recorded.

10. Segment Information

The following tables summarize the Company’s underwriting income by segment, together with a reconciliation of underwriting income to net income attributable to Vantage Group Holdings Ltd. during the periods indicated:

	Three months ended March 31, 2026
	Insurance	Reinsurance	Corporate	Total
($ in thousands)
Gross written premiums	$245,118	$299,544	$–	$544,662
Net written premiums	$149,211	$286,012	$–	$435,223
Net earned premiums	$167,268	$117,766	$–	$285,034
Claims and claim expenses incurred, net	(103,969)	(59,876)	–	(163,845)
Acquisition expenses, net	(21,449)	(31,675)	–	(53,124)
General and administrative expenses	(31,034)	(7,626)	(1,945)	(40,605)
Underwriting income (loss)	10,816	18,589	(1,945)	27,460
Net investment income	–	–	34,215	34,215
Net realized losses on investments	–	–	(550)	(550)
Fee and other income	–	–	11,052	11,052
Income before income taxes	10,816	18,589	42,772	72,177
Provision for income taxes	–	–	6,810	6,810
Net income	10,816	18,589	35,962	65,367
Less: net income attributable to noncontrolling interest	–	–	92	92
Net income attributable to Vantage Group Holdings Ltd.	$10,816	$18,589	$35,870	$65,275

	Three months ended March 31, 2025
	Insurance	Reinsurance	Corporate	Total
($ in thousands)
Gross written premiums	$205,173	$326,759	$–	$531,932
Net written premiums	$123,531	$303,057	$–	$426,588
Net earned premiums	$131,472	$105,253	$–	$236,725
Claims and claim expenses incurred, net	(84,526)	(72,152)	7	(156,671)
Acquisition expenses, net	(14,950)	(26,374)	–	(41,324)
General and administrative expenses	(30,194)	(9,764)	(1,957)	(41,915)
Underwriting income (loss)	1,802	(3,037)	(1,950)	(3,185)
Net investment income	–	–	26,008	26,008
Net realized losses on investments	–	–	(242)	(242)
Fee and other losses	–	–	(13,731)	(13,731)
Income before income taxes	1,802	(3,037)	10,085	8,850
Provision for income taxes	–	–	1,836	1,836
Net income	1,802	(3,037)	8,249	7,014
Less: net income attributable to noncontrolling interest	–	–	112	112
Net income attributable to Vantage Group Holdings Ltd.	$1,802	$(3,037)	$8,137	$6,902

11. Subsequent Events

The Company has completed its subsequent events evaluation for the period subsequent to the balance sheet date of March 31, 2026, through May 11, 2026, the date the unaudited interim consolidated financial statements were available to be issued, and concluded that there were none.